UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 12, 2015

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement of Chief Executive Officer and President.

As previously disclosed on Form 8-K filed with the Securities and Exchange on January 13, 2015, Harold A. Hurwitz resigned from all of his positions with Pro-Dex, Inc. (the “Company”) effective January 12, 2015 (the “Separation Date”). On February 12, 2015, the Company and Mr. Hurwitz entered into a Separation Agreement and General Release of All Claims (“Separation Agreement”) concerning the conclusion of Mr. Hurwitz’s employment services with the Company. A complete copy of the Separation Agreement is attached to this report as Exhibit 10.1 and the summary set forth below is qualified in its entirety by the full text of the Separation Agreement.

Provided that the Separation Agreement has not been revoked by Mr. Hurwitz prior to the expiration of the seven day revocation period described below, the Company will, among other things: (i) pay Mr. Hurwitz severance compensation in the gross amount of $58,846.15, in accordance with the Company’s Amended and Restated Employee Severance Policy; (ii) provided Mr. Hurwitz elected coverage under the Company’s group health insurance program prior to the Separation Date and makes a timely election for continued coverage pursuant to COBRA, pay the monthly premiums for such continued coverage under the Company’s group health insurance program for a period from the Separation Date through May 31, 2015; (iii) pay Mr. Hurwitz $31,633.33 representing the in-the-money portion of his vested options as of January 9, 2015 and; (iv) reimburse Mr. Hurwitz up to $10,000 in employment search expenses until the earlier of December 31, 2015 or the date Mr. Hurwitz accepts an offer of full-time employment. Additionally, the Company will pay Mr. Hurwitz an additional amount of up to $79,615.16 (the “Enhanced Severance Amount”) in the event the Company’s FY2015 EBITDA, as defined in the Separation Agreement, is at least $603,975. The Separation Agreement also contains other provisions customary for an agreement of this nature.

Mr. Hurwitz has provided the Company and its affiliates with a general release of claims, subject to certain statutory exceptions set forth in the Separation Agreement.

Pursuant to applicable law, Mr. Hurwitz has a period of seven calendar days to revoke the Separation Agreement by providing the Company with written notice of such revocation. Any revocation of the Separation Agreement, however, shall not affect the finality of the separation of Mr. Hurwitz’s employment with the Company on the Separation Date.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Separation Agreement and General Release of All Claims entered into between Pro-Dex, Inc. and Harold A. Hurwitz, dated February 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015	PRO-DEX, INC (REGISTRANT).

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Separation Agreement and General Release of All Claims entered into between Pro-Dex, Inc. and Harold. A. Hurwitz, dated February 12, 2015.

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